                                                                   EXHIBIT 4.3

     REGISTRATION  RIGHTS  AGREEMENT  (the  "Agreement"),  dated as of August 6,
2002,  between (a) PROGRESSIVE  SOFTWARE HOLDING,  INC., a Delaware  corporation
(the "Company"),  (b) ARK CLO 2000-1 LIMITED, a Cayman Islands exempted company,
("ARK") and Massachusetts  Mutual Life Insurance Company,  MassMutual  Corporate
Investors,  Mass Mutual Participation  Investors, and MassMutual Corporate Value
Partners Limited, (collectively, "MassMutual").

                                    RECITALS
                                    --------

     In order to induce ARK and  MassMutual to acquire the Series B Common Stock
(as defined  below) the Company  desires to grant the Holders (as defined below)
certain rights as set forth herein.

                                    AGREEMENT
                                    ---------

     In  consideration  of  the  premises  and  the  mutual  covenants  and  the agreements  herein  set forth and other  good and  valuable  consideration,  the receipt and  sufficiency of which are hereby  acknowledged,  the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

     Section 1.01. Definitions . As used in this Agreement,  the following terms shall have the following  meanings  (such  meanings to be equally  applicable to both the singular and plural forms of the terms defined):

     "ARK  Holder  Demand  Registration"  has the  meaning  provided  in Section
2.01(b).

     "ARK  Holder"  means ARK and any Person to whom ARK or any ARK Holder shall sell, assign,  transfer or otherwise convey its Registrable  Securities pursuant to Section 2.09 of this Agreement.

     "ARK Warrant" means the Warrant to Purchase shares of Series B Common Stock of the Company, dated August 6, 2002, originally issued by the Company to ARK.

    "Common  Stock"  means the  Series A Common  Stock and the  Series B Common
Stock.

     "Demand Notice" means a written request by the MassMutual  Holders pursuant to Section  2.01(a) or by the ARK Holders  pursuant  to Section  2.01(b) for the registration  under the Securities Act of all or any portion of the  Registrable
Securities held by such Holders for sale or distribution in the manner specified in such notice.

     "Demand Notice Date" means the date on which the Company  receives a Demand
Notice as provided in Section 2.01 (a) or (b).

     "Equity  Securities"  means the Common Stock and any other  capital  stock, equity interest or other ownership  interest or profit  participation or similar
right  with  respect  to  the  Company,   including,   without  limitation,  any
partnership or membership  interest,  any stock  appreciation,  phantom stock or similar right or plan, and any note or debt security having or containing equity or profit participation  features,  or any option,  warrant or other security or right  which is  directly  or  indirectly  convertible  into or  exercisable  or exchangeable for any other Equity Securities of the Company.

     "Holder"  means any of the ARK Holders or the  MassMutual  Holders,  as the
context may require.

     "Initiating  Holders"  means  Holders  delivering  a  Demand  Notice  for a
MassMutual Holder Demand Registration or an ARK Holder Demand  Registration,  as
the case may be.

     "IPO"  means an  underwritten  initial  public  offering  by the Company of shares of Common Stock.

     "MassMutual Holder Demand Registration" has the meaning provided in Section
2.01(a).

     "MassMutual  Holder" means  MassMutual and any Person to whom MassMutual or any  MassMutual  Holder shall sell,  assign,  transfer or  otherwise  convey its
Registrable Securities pursuant to Section 2.09 of this Agreement.

     "Person" means an  individual,  a  corporation,  a  partnership,  a limited liability company, an association, a trust or any other entity or organization.

     "Piggyback  Holders"  means  Holders  exercising  their  right  to  include
Registrable  Securities in a Registration  Statement pursuant to Section 2.02(a)
hereof.

     "Register",  "registered" and "registration" means a registration  effected through  the  preparation  and  filing of a  registration  statement  or similar document in compliance  with the Securities Act and the  declaration or ordering of effectiveness of such registration statement or document.

     "Registering  Holders" means the  Initiating  Holders and any other Holders exercising  their  right to include  Registrable  Securities  in a  Registration
Statement in connection with a MassMutual  Holder Demand  Registration or an ARK
Demand Registration, as the case may be.

     "Registrable  Securities"  means and includes all shares of Series A Common
Stock and Series B Common Stock (including,  without  limitation,  all shares of
Common Stock issued or issuable  upon  exercise of the ARK  Warrant);  provided, however,  that Registrable  Securities shall cease to be Registrable  Securities upon the consummation of any sale of such securities  pursuant to a registration statement or under Rule 144.

     "Registration  Expenses"  means all  expenses  incurred  by the  Company in effecting  any  registration  pursuant  to this  Agreement,  including,  without limitation, all registration,  qualification and filing fees, printing expenses, escrow fees, fees and  disbursements  of counsel for the Company,  blue sky fees and expenses,  the expense of any special audits  incident to or required by any such  registration  and the  reasonable  fees and  disbursements  (not to exceed
$15,000 in the case of a registration pursuant to Section 2.01 hereof and $5,000 in the case of a  registration  pursuant to Section 2.02 or Section 2.03 hereof)
of one  special  legal  counsel to  represent  all of the  Registering  Holders,
Piggyback  Holders  or  S-3  Holder  as  the  case  may be  (but  excluding  the compensation  of regular  employees  of the  Company  which shall be paid in any event by the Company).

     "Registration  Statement" means a registration  statement on Form S-1, Form
S-3 or Form SB-2 (or such  similar  or  successor  forms as may be  appropriate)
prepared  and filed with the SEC by the  Company  pursuant to Article II of this
Agreement.

     "Rule 144" means Rule 144  promulgated  under the  Securities  Act, as such rule shall be in effect from time to time.

     "SEC"  means the United  States  Securities  and  Exchange  Commission  and
includes any governmental body,  authority or agency succeeding to the functions thereof.

     "Securities  Act" means the  Securities  Act of 1933,  as  amended,  or any similar  Federal  statute,  and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect at the time.

     "Securities  Exchange  Act" means the  Securities  Exchange Act of 1934, as amended,  or any similar Federal  statute,  and the rules and regulations of the
SEC promulgated thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" means all underwriting  discounts,  selling  commissions and stock transfer taxes applicable to the Registrable  Securities registered by the Registering Holders, Piggyback Holders or S-3 Holders, as the case may be.

     "Series A Common Stock" means the Series A Common Stock, par value $.01 per share, of the Company.

     "Series B Common Stock" means (a) the Company's  Series B Common Stock, par value $.01 per share,  (b) any securities of the Company for which the Company's
Series B Common Stock, par value $.01 per share, are exchanged or converted, (c)
any securities of the Company which the holders of the Company's Series B Common
Stock,  par value $.01 per share,  shall be entitled  to receive,  or shall have received, in connection with any stock splits, stock dividends or similar events with respect to the Company's  Series B Common Stock,  par value $.01 per share, and (d) any other securities into which or for which any of the Company's Series
B Common Stock, par value $.01 per share, may be converted or exchanged pursuant to a plan  of  recapitalization,  reorganization,  merger,  sale  of  assets  or otherwise.

                                   ARTICLE II
                               Registration Rights
                               -------------------

     Section 2.01. Demand Registration.
                   -------------------

     (a) MassMutual  Holder Demand  Registration.  If at any time after the date which is 180 days after the IPO, the Company  shall receive a Demand Notice from the Holders of Registrable  Securities  constituting  at least a majority of the total shares of Registrable  Securities then owned  beneficially or of record by the MassMutual  Holders for the registration  under the Securities Act of all or any  portion  of the  Registrable  Securities  held by such  MassMutual  Holders
(provided that the number of such Registrable  Securities shall not be less than
25% of the  Registrable  Securities  then held  beneficially or of record by all
MassMutual  Holders) for sale or  distribution  in the manner  specified in such notice (a "MassMutual Holder Demand  Registration"),  the Company shall promptly
(but in any event within 5 calendar days) after the Demand Notice Date,  forward a copy  of the  Demand  Notice  to all of the  MassMutual  Holders.  Each of the
MassMutual  Holders will have a period of 20 calendar  days after  receiving the
Demand  Notice from the Company in which to elect to include some or all of such
MassMutual Holder's Registrable Securities in such Registration  Statement.  The
MassMutual Holders shall exercise their right to include Registrable  Securities in such  Registration  Statement by  delivering a written  notice to the Company within  such 20  calendar  day  period  specifying  the  number  of  Registrable
Securities  such  MassMutual  Holder  wishes  to  include  in such  Registration
Statement.

     (b) ARK Holder Demand Registration.  If at any time after the date which is
180 days after the IPO,  the  Company  shall  receive a Demand  Notice  from the
Holders of Registrable Securities  constituting at least a majority of the total shares of Registrable Securities then owned beneficially or of record by the ARK
Holders for the  registration  under the Securities Act of all or any portion of the Registrable Securities held by such ARK Holders (provided that the number of such  Registrable  Securities  shall  not be less  than  25% of the  Registrable
Securities  then held  beneficially or of record by all ARK Holders) for sale or distribution  in the manner  specified  in such  notice (an "ARK  Holder  Demand
Registration"),  the Company shall  promptly (but in any event within 5 calendar days) after the Demand  Notice Date,  forward a copy of the Demand Notice to all of the ARK  Holders.  Each of the ARK Holders  will have a period of 20 calendar days after  receiving  the Demand  Notice  from the Company in which to elect to include  some  or all of  such  ARK  Holder's  Registrable  Securities  in  such
Registration  Statement.  The ARK Holders shall  exercise their right to include
Registrable  Securities in such  Registration  Statement by delivering a written notice to the Company  within such 20 calendar day period  specifying the number of Registrable Securities such ARK Holder wishes to include in such Registration
Statement.

     (c) Filing and  Effectiveness  of  Registration  Statement.  Subject to the
limitations set forth in Section  2.01(e)  hereof,  the Company will prepare and file with the SEC, no later than 60 calendar  days after the Demand Notice Date, a Registration  Statement  registering for resale by the  Registering  Holders a sufficient number of shares of Common Stock for the Registering  Holders to sell the Registrable Securities requested to be registered.  The Company will use its best efforts to cause such  Registration  Statement to be declared  effective no later  than five  calendar  days  after the date on which the  Company  receives notice from the SEC that such Registration  Statement may be declared effective.
The Company will cause the Registration Statement filed pursuant to this Section
2.01 to  remain  effective  until  the  earlier  of (i) the  date on  which  all
Registrable  Securities registered pursuant to such Registration Statement shall have been sold to the public and (ii) the date which is 120 calendar  days after the date on which such Registration Statement is declared effective by the SEC.

     (d) Underwritten Offering.

          (i) If the Initiating  Holders  intend to distribute  the  Registrable
     Securities covered by their Demand Notice by means of an underwriting, they shall so advise  the  Company  as a part of their  Demand  Notice.  In such event,  the right of any Holder to include its  Registrable  Securities  in such registration shall be conditioned upon such Holder's  participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by Initiating Holders holding a majority of the  Registrable  Securities  held by the  Initiating
     Holders to be registered  hereunder and such Holder) to the extent provided herein.  In  connection  with  such an  underwritten  offering,  Initiating
     Holders  holding  a  majority  of the  Registrable  Securities  held by the
     Initiating Holders shall have the right to select the managing  underwriter or  underwriters,  subject to the reasonable  approval of the Company.  All
     Registering  Holders proposing to distribute their  Registrable  Securities through such  underwriting  shall enter into an  underwriting  agreement in customary  form with the  underwriter  or  underwriters,  and  complete and execute all  questionnaires,  powers of  attorney,  indemnities,  and other documents  required  under  the  terms of such  underwriting  arrangements, subject  to the  limitations  set forth in  Section  2.07  hereof,  and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the Registering Holders.

          (ii)  Notwithstanding any other provision of this Section 2.01, if the underwriter  advises the Company  that in the opinion of such  underwriter, the  distribution  of all of the  Registrable  Securities  requested  to be registered would materially and adversely affect the distribution of all of the  securities to be  underwritten,  then (x) the Company shall notify the
     Registering  Holders in writing of such  underwriter's  opinion and (y) the number of Equity Securities (including the Registrable Securities) that may be included  in such  registration  shall be  allocated  (A) first,  to the
     Initiating  Holders,  (B) second, to the other Holders electing to register their  Registrable  Securities,  on a pro rata basis based on the number of
     Registrable  Securities held by such other Holders, and (C) finally, to the other Persons  proposing to register  securities in such  registration,  if any; provided, however, that the number of shares of Registrable Securities to be included in such  underwriting  shall not be reduced unless all other securities are entirely  excluded from such  underwriting.  Any Registrable
     Securities  excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     (e)  Limitations  on  Registration.  The  Company  shall not be required to effect a  registration  pursuant  to this  Section  2.01  (i) in any  particular jurisdiction in which the Company would be required to execute a general consent to service of process in  effecting  such  registration,  unless the  Company is already subject to service in such  jurisdiction,  or (ii) after the Company has effected  (A) two  registrations  under this Section 2.01 for the account of the
MassMutual  Holders,  and (B) one registration  (two if a Triggering Event shall occur) under this Section 2.01 for the account of the ARK Holders.  For purposes of this Section 2.01(e), in the event that the number of Registrable  Securities of Initiating Holders included in any registration pursuant to this Section 2.01 is reduced by more than 40% of the number of Registrable  Securities proposed to be registered pursuant to Section 2.01(a) or (b) in any registration,  then such registration  shall not count as a  registration  for  purposes of this  Section
2.01.

     Section 2.02. Piggyback Registration.
                   ----------------------

     (a) Company  Registration.  If the Company proposes to register  (including for this purpose a registration  effected by the Company for shareholders  other than the  Holders)  any of its Equity  Securities  under the  Securities  Act in connection  with the  public  offering  (excluding  the IPO) of such  securities
(other than a  registration  (i) relating  solely to the sale of  securities  to participants in a Company stock plan,  (ii) relating to a corporate  transaction under Rule 145 or any successor  rule of the  Securities  Act, (iii) on any form that does not include substantially the same information as would be required to be included in a  registration  statement  covering the sale of the  Registrable
Securities,  or (iv) in which the only Common Stock being  registered  is Common
Stock  issuable  upon   conversion  of  debt  securities  that  are  also  being
registered),  the Company shall promptly give each Holder written notice of such registration at least 30 calendar days prior to the filing of such  Registration
Statement  with the SEC.  Each of the Holders  will have a period of 20 calendar days after  receiving  such written notice from the Company in which to elect to include some or all of such Holder's Registrable Securities in such Registration
Statement.  The  Holders  shall  exercise  their  right to  include  Registrable
Securities in such Registration  Statement by delivering a written notice to the
Company within such 20 calendar day period  specifying the number of Registrable
Securities such Holder wishes to include in such Registration Statement. Subject to the  provisions  of Sections  2.01(d) and 2.02(b)  hereof,  the Company  will include the  Registrable  Securities  requested to be included by the  Piggyback
Holders in the Company Registration Statement.

     (b) Underwritten Offerings.

          (i) If the  registration  for which the  Company  gives  notice to the
     Holders  under Section  2.02(a) is an  underwritten  offering,  the Company shall  not be  required  under  this  Section  2.02 to  include  any of the
     Piggyback Holders'  Registrable  Securities in such underwriting unless the
     Piggyback  Holders  accept  the terms of the  underwriting  as agreed  upon between  the  Company  and the  underwriters.  In  connection  with such an underwritten offering, the Company (or other Persons who may be entitled to select  the  underwriters)  shall  have the  right to select  the  managing underwriter or underwriters.  All Piggyback Holders proposing to distribute their Registrable  Securities through such underwriting shall enter into an
     underwriting   agreement  in  customary   form  with  the   underwriter  or
     underwriters,  and  complete  and  execute  all  questionnaires,  powers of attorney, indemnities, and other documents required under the terms of such underwriting arrangements,  subject to the limitations set forth in Section
     2.07  hereof,  and the  representations  and  warranties  by, and the other agreements  on the part of,  the  Company  to and for the  benefit  of such underwriters,  shall also be made to and for the  benefit of the  Piggyback
     Holders.  If any  Piggyback  Holder  does not  approve of the terms of such underwriting, the Piggyback Holder may elect to withdraw from such offering by providing written notice to the Company and the underwriter.

          (ii)  Notwithstanding any other provision of this Section 2.02, if the underwriter  advises the Company  that in the opinion of such  underwriter, the  distribution  of all of the  Registrable  Securities  requested  to be registered would materially and adversely affect the distribution of all of the  securities to be  underwritten,  then (x) the Company shall notify the
     Piggyback  Holders  in writing of such  underwriter's  opinion  and (y) the number of Equity Securities (including the Registrable Securities) that may be included  in such  registration  shall be  allocated  (A) first,  to the
     Company,  (B) second, to the Piggyback Holders on a pro rata basis based on the number of Registrable  Securities held by such Piggyback  Holders,  and
     (C) finally,  to the other Persons proposing to register securities in such registration,  if  any,  or  if  so  determined  by  the  underwriter,  all
     Registrable  Securities  shall  be  excluded  from  such  registration  and underwritten  offering.  Any Registrable  Securities  excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     Section 2.03. S-3 Registration.
                   ----------------

     (a) S-3  Registration.  If, at any time  after the first  date on which the
Company is eligible to file a registration statement under the Securities Act on
Form S-3 (or, if  applicable,  Form SB-2),  or such similar or successor form as may be  appropriate,  the Company shall receive from (i) Holders of  Registrable
Securities  constituting  at least a majority of the total shares of Registrable
Securities  then owned  beneficially  or of record by the MassMutual  Holders or
(ii) Holders of Registrable  Securities  constituting at least a majority of the total shares of Registrable  Securities then owned  beneficially or of record by the ARK Holders,  a written  request (an "S-3 Notice") that the Company effect a registration  on Form S-3 (or, if  applicable,  Form SB-2),  or such  similar or successor  form  as  may  be  appropriate,  and  any  related  qualification  or compliance  with respect to the  Registrable  Securities  (the date on which the
Company receives the S-3 Notice being the "S-3 Notice Date"),  the Company shall promptly  (but in any event  within 5 calendar  days) after the S-3 Notice Date, forward a copy of the S-3 Notice to all of the Holders. Each of the Holders will have a period of 20  calendar  days  after  receiving  the S-3  Notice  from the
Company in which to elect to include  some or all of such  Holder's  Registrable
Securities  in  such  Registration  Statement,   provided  that  the  reasonably
anticipated  aggregate  price to the public (net of  underwriting  discounts and commissions) of such Registrable  Securities would exceed $500,000.  The Holders
shall   exercise  their  right  to  include   Registrable   Securities  in  such
Registration Statement by delivering a written notice to the Company within such
20 calendar day period  specifying  the number of  Registrable  Securities  such
Holder wishes to include in such Registration  Statement (such electing Holders, together  with the Holders  delivering  the S-3 Notice to the Company  being the
"S-3 Holders").

     (b) Filing and  Effectiveness  of  Registration  Statement.  Subject to the
limitations set forth in Section  2.03(c)  hereof,  the Company will prepare and file with the SEC, no later than 30 calendar  days after the S-3 Notice  Date, a
Registration  Statement  on Form S-3 (or, if  applicable,  Form  SB-2),  or such similar or successor form as may be appropriate,  covering, and shall obtain all such  qualifications  and compliances as may be required and as would permit the sale and distribution of, all Registrable  Securities.  The Company will use its best efforts to cause such  Registration  Statement to be declared  effective no later  than five  calendar  days  after the date on which the  Company  receives notice from the SEC that such Registration  Statement may be declared effective.
The Company will cause the Registration Statement filed pursuant to this Section
2.03 to  remain  effective  until  the  earlier  of (A) the  date on  which  all
Registrable  Securities registered pursuant to such Registration Statement shall have  been  sold to the  public,  (B) the date on which  all of the  Registrable
Securities  requested to be  registered by the S-3 Holders can be freely sold to the public pursuant to Rule 144 without any volume  limitations and (C) the date which is 180 days  after  the  date  such  Registration  Statement  is  declared effective.

     (c)  Limitations  on  Registration.  The  Company  shall not be required to effect a  registration  pursuant to this  Section 2.03 (i) if at the time of the request,  Form S-3 or Form SB-2 (or such  similar  or  successor  form as may be applicable)  is not  available  to the  Company for such  offering,  (ii) if the reasonably  anticipated  aggregate  price  to the  public  (net of  underwriting discounts  and  commissions)  of  Registrable  Securities to be included in such
Registration  Statement  would not exceed  $500,000,  (iii) if  counsel  for the
Company,  reasonably  acceptable  to the S-3 Holders,  shall  deliver an opinion reasonably acceptable to the S-3 Holders,  stating that, pursuant to Rule 144 or otherwise,  such Holders can  publicly  sell their shares of Common Stock of the
Company as to which  registration has been requested without  registration under the Securities Act and without any limitation  with respect to offerees,  manner of offering or size of the transaction,  or (iv) in any particular  jurisdiction in which the Company  would be required to execute a general  consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction.  In addition,  if the Company shall furnish the
S-3 Holders a certificate signed by the President of the Company stating that in the good faith  judgment of the Board of Directors  of the Company,  it would be seriously  detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore  essential to defer the filing of such registration  statement,  the Company  shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after the S-3 Notice
Date.

     Section 2.04. Expenses of Registration . All Registration Expenses incurred in  connection  with  any  registration,  filing,  qualification  or  compliance pursuant to Sections  2.01,  2.02 or 2.03 shall be borne by the Company.  Unless otherwise  stated,  all  Selling  Expenses  relating to  Registrable  Securities registered by the Holders shall be borne by the Holders holding such Registrable
Securities  pro rata on the basis of the  number of  Registrable  Securities  so registered.

     Section 2.05. Further  Obligations of the Company . Whenever the Company is
required to effect the  registration of any Registrable  Securities  pursuant to this Article II, the Company will:

     (a) Filing and Effectiveness of Registration  Statement.  With respect to a
Registration  Statement  required by Section 2.01 or 2.03,  (i) prepare and file with the SEC a Registration  Statement,  (ii) use its reasonable best efforts to cause such Registration  Statement to become  effective,  and (iii) maintain the effectiveness of such Registration  Statement, in each case, as of the dates and for the periods  required  by Section  2.01 or 2.03,  as the case may be,  which
Registration  Statement  (including any  amendments or  supplements  thereto and prospectuses  contained  therein)  shall not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated  therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (b) Filing of  Amendments  and  Supplements.  Prepare and file with the SEC such  amendments  (including  post-effective  amendments) and supplements to the
Registration   Statement  and  the  prospectus   used  in  connection  with  the
Registration  Statement as may be necessary to keep the  Registration  Statement effective and to comply with the  provisions of the  Securities Act with respect to the  disposition of all  Registrable  Securities and other  securities of the
Company covered by the Registration Statement at all times during the period for which the Company is required to maintain the effectiveness of such Registration
Statement pursuant to the terms of this Agreement.

     (c)  Notification  of Certain  Events.  As  promptly as  practicable  after becoming  aware  thereof,  notify each Holder of the  happening  of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made, not misleading, and promptly prepare and file with the SEC a supplement  or amendment to the  Registration  Statement or other  appropriate filing with the SEC to correct such untrue statement or omission,  and deliver a number  of  copies  of such  supplement  or  amendment  to each  Holder  selling
Registrable  Securities  pursuant to such Registration  Statement as such Holder may reasonably request.

     (d) SEC Stop  Orders.  As  promptly as  practicable  after  becoming  aware thereof, notify each Holder who holds Registrable Securities being sold (and, in the  event  of an  underwritten  offering,  the  managing  underwriters)  of the issuance  by the SEC of any notice of  effectiveness  or any stop order or other suspension of the  effectiveness of the  Registration  Statement at the earliest possible time.

     (e) Listing  Requirements.  Use its best  efforts to list such  Registrable
Securities  on each  securities  exchange on which the Equity  Securities of the
Company are then listed.

     (f)  Underwriting  Agreement.  In  the  event  of any  underwritten  public
offering,   enter  into  and  perform  its  obligations  under  an  underwriting agreement,  in usual and  customary  form and complying  with the  provisions of
Section  2.07,  with the  managing  underwriter  of such  offering.  Each Holder participating in such underwriting  shall also enter into and perform his or its obligations  under such  agreement and complete and execute all  questionnaires, powers of attorney,  indemnities and other documents required under the terms of such underwriting arrangements.

     (g) Section 11  Information.  Make  available  to the  Holders,  as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of such  Registration  Statement,  which earnings  statement  shall  satisfy  the  provisions  of  Section  11(a)  of the
Securities Act, including, without limitation, Rule 158 promulgated thereunder.

     (h) Other Actions.  Take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

     Section 2.06.  Preparation;  Reasonable  Investigation;  Review by Counsel.
                    -----------------------------------------------------------

     In  connection  with  the  preparation  and  filing  of  each  Registration
Statement  registering  Registrable  Securities  under the  Securities  Act, the
Holders on whose behalf such  Registrable  Securities  are to be so  registered, their underwriters,  if any, and one counsel for all of the Holders holding such
Registrable Securities (and one counsel in each applicable jurisdiction) shall:

     (a) be permitted to review such  Registration  Statement,  each  prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto a reasonable period of time (but not less than 3 business days) prior to their filing with the SEC; and

     (b) be given reasonable  access to the Company's books and records and such opportunities to discuss the business of the Company with its officers,  counsel and  the  independent  public  accountants  who  have  certified  its  financial statements  as  shall  be  necessary,  in the  opinion  of  such  Holders,  such underwriters,  if any,  or their  respective  counsel,  to conduct a  reasonable investigation within the meaning of the Securities Act.

     In addition,  the Company  agrees not to file any  Registration  Statement, prospectus  included therein, or any amendment thereof or supplement thereto, in a form to which such  Holders,  their  underwriters,  if any,  or their  counsel reasonably objects.

     Section 2.07. Indemnification . In the event any Registrable Securities are included  in a  Registration  Statement  under this  Article  II, the  following indemnification provisions shall apply.

     (a) Indemnification by the Company.

          (i) Indemnification.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder,  each of the employees,  officers, directors, partners, members, managers and other agents of each Holder, any underwriter  (as  defined in the  Securities  Act) for such Holder and each
     Person, if any, who controls such Holder or underwriter  within the meaning of the Securities Act or Securities Exchange Act (collectively, the "Holder
     Indemnified  Persons")  against  and hold each  Holder  Indemnified  Person harmless  from  any  and all  liabilities,  obligations,  losses,  damages, lawsuits, investigations, arbitrations, actions, judgments, costs, expenses or claims,  including,  without limitation,  reasonable attorneys' fees and expenses  incurred  in  investigation  or  defending  any of the  foregoing
     (collectively, "Losses"), that the Holder Indemnified Persons may suffer or sustain arising out of or due to any of the following (any of the following being a "Violation")  (A) any untrue  statement or alleged untrue statement of a material fact contained in such Registration Statement,  including any preliminary  prospectus  or  final  prospectus  contained  therein  or  any amendments or supplements  thereto, (B) the omission or alleged omission to state therein a material fact required to be stated  therein,  or necessary to make the  statements  therein not  misleading,  or (C) any  violation or alleged  violation by the Company of the  Securities  Act,  the  Securities
     Exchange  Act,  any  state   securities  law  or  any  rule  or  regulation
     promulgated  under the Securities  Act, the Securities  Exchange Act or any
     state securities law.

          (ii) Limitations on  Indemnification.  Notwithstanding  the foregoing, the Company  shall not be liable for (A) any amounts paid in  settlement of any such Losses if such  settlement is effected  without the consent of the
     Company (which consent shall not be unreasonably  withheld or delayed),  or
     (B) any Losses to the  extent  that such  Losses  arise out of or are based upon a Violation  which  occurs in reliance  upon and in strict  conformity with  written  information  furnished  by a  Holder  expressly  for  use in connection with such registration.

     (b) Indemnification by the Holders.

          (i)  Indemnification.  To the extent  permitted  by law,  the Holders, severally and not jointly and  severally,  will indemnify and hold harmless the Company, each of the Company's employees, officers, directors and other agents,  any underwriter (as defined in the Securities Act) for the Company and each Person, if any, who controls the Company or underwriter within the meaning of the Securities Act or Securities Exchange Act (collectively, the
     "Company Indemnified  Persons"),  against and hold each Company Indemnified
     Person  harmless  from  any and all  Losses  that the  Company  Indemnified
     Persons may suffer or sustain  arising out of or due to any  Violation,  in each case to the extent (and only to the extent) that such Violation occurs in  reliance  upon  and  in  strict  conformity  with  written  information furnished  by  such  Holder  expressly  for  use in  connection  with  such registration.

          (ii) Limitations on Indemnification. Notwithstanding the foregoing, no
     Holder shall be liable for (A)  indemnification  pursuant to this Agreement in excess of the aggregate  net cash proceeds  received by such Holder from the  offering  of  Registrable  Securities  in such  registration,  (B) any amounts  paid in  settlement  of any  such  Losses  if such  settlement  is effected  without the consent of such Holder  (which  consent  shall not be unreasonably  withheld  or  delayed),  or (C) any Losses to the extent that such  Losses do not arise out of or are not based  upon a  Violation  which occurs in reliance upon and in strict  conformity with written  information furnished  by  such  Holder  expressly  for  use in  connection  with  such registration.

     (c)  Indemnification  Mechanics.  If there  occurs an event which a Company
Indemnified  Person or a Holder  Indemnified  Person (any such Person  being the
"Indemnitee") hereto asserts is an indemnifiable event pursuant to this Section,
the   Indemnitee   will   promptly   notify  the  party   obligated  to  provide
indemnification  hereunder (the "Indemnitor") in writing of such event. Delay or failure to so notify the  Indemnitor  will only  relieve the  Indemnitor  of its obligations to the extent,  if at all, that it is actually  prejudiced by reason of such delay or failure.  The Indemnitor will have a period of 20 calendar days in which to respond  thereto.  If the  Indemnitor  assumes  the  defense of such matter within such 20 calendar day period, then the Indemnitor will be obligated to compromise or defend,  at its own expense,  such matter,  and the  Indemnitor will provide the Indemnitee with such  assurances as may be reasonably  required by the Indemnitee to assure that the  Indemnitor  will assume and be responsible for  the  Losses  at  issue  (subject  to the  limitations  set  forth  in  this
Agreement).  If the Indemnitor fails to assume the defense of such matter within such 20  calendar  day period or does not respond  within  such 20 calendar  day period,  the  Indemnitee  against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense,  the defense,  compromise or settlement of such matter on behalf of the Indemnitee.  In any event, the Indemnitee will have the right to  participate  at its own  expense in the  defense of such  asserted liability;  provided, however, that the Indemnitor will pay the expenses of such defense if the Indemnitee is advised by counsel in writing that there are one or more legal  defenses  available to the  Indemnitee  that are  different  from or additional  to  those  available  to  the  Indemnitor  (in  which  case,  if the
Indemnitee notifies the Indemnitor in writing,  the Indemnitor will not have the right to  assume  the  defense  of such  asserted  liability  on  behalf  of the
Indemnitee).

     (d) Contribution.  If the  indemnification  provided for in this Section is held by a court of competent  jurisdiction  to be  unavailable  to an Indemnitee with respect to any Losses,  then the Indemnitor,  in lieu of indemnifying  such
Indemnitee  hereunder,  shall  contribute  to the amount paid or payable by such
Indemnitee as a result of such Losses in such  proportion as is  appropriate  to reflect  the  relative  fault  of the  Indemnitor  on the  one  hand  and of the
Indemnitee on the other in connection  with the Violation  that resulted in such
Losses,  as well  as any  other  relevant  equitable  considerations;  provided, however, that in no event shall any contribution under this Section 2.07(d) from a Holder, together with the amount of any indemnification  payments made by such
Holder  pursuant to Section  2.07(b)  above,  exceed the net  proceeds  from the offering  received by such Holder.  The relative  fault of the Indemnitor and of the Indemnitee shall be determined by reference to, among other things,  whether the  Violation  relates  to  information  supplied  by  the  Indemnitor  or  the
Indemnitee and the parties  relative intent,  knowledge,  access to information, and opportunity to correct or prevent such Violation.

     (e) No Inconsistent Underwriting Agreements.  Notwithstanding any provision of this  Agreement to the  contrary,  the Holders shall not be required to enter into an underwriting  agreement that contains  indemnification  and contribution provisions which, in the reasonable  judgment of the Holders,  materially differ from those contained in this Section.

     Section 2.08.  Rule 144 Reporting.  With a view to making  available to the
Holders  the  benefits of Rule 144 and any other rule or  regulation  of the SEC that may at any time  permit a Holder to sell  securities  of the Company to the public  without  registration  or pursuant to a  registration  on Form S-3,  the
Company agrees to:

     (a)  make  and  keep  public  information  available  as  those  terms  are understood and defined in Rule 144 at all times after 90 calendar days after the effective date of the first registration statement filed by the Company;

     (b) file with the SEC in a timely  manner all reports  and other  documents required of the Company under the Securities Act and the Securities Exchange Act
(at any time after it has become subject to such reporting requirements);

     (c)  furnish  to any  Holder,  so long as the Holder  owns any  Registrable
Securities,  upon  request,  (i) a written  statement by the Company that it has complied  with the  reporting  requirements  of Rule  144 (at any time  after 90 calendar days after the effective date of the first registration statement filed by the Company), the Securities Act and the Securities Exchange Act (at any time after  it has  become  subject  to  such  reporting  requirements),  or  that it qualifies as a registrant  whose  securities may be resold  pursuant to Form S-3
(at any time after it so  qualifies),  (ii) a copy of the most recent  annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other  information as may be reasonably  requested in availing  any  Holder of any rule or  regulation  of the SEC which  permits  the selling of any such  securities  without  registration or pursuant to such form;
and

     (d) to take such action, including the voluntary registration of its Common
Stock under Section 12 of the Securities Exchange Act, as is necessary to enable the Holders to utilize  Form S-3 for the sale of their  Registrable  Securities, such action to be taken as soon as practicable  after the end of the fiscal year in which the first registration  statement filed by the Company for the offering of its securities to the public is declared effective.

     Section  2.09.  Transfer of  Registration  Rights . The rights to cause the
Company to register  Registrable  Securities  pursuant to this  Agreement may be assigned by a Holder to a transferee  or assignee of such  Holder's  Registrable
Securities;  provided,  that (x) the Company is,  within 15 calendar  days after such  transfer,  furnished  a  written  notice of the name and  address  of such transferee or assignee and the Registrable Securities with respect to which such registration  rights are being  assigned,  and (y) such  transferee  or assignee agrees in writing to be bound by and subject to the terms and conditions of this
Agreement.

     Section 2.10. "Market Stand-off" Agreement.  If requested in writing by the underwriters  for an underwritten  public offering of securities of the Company, each  Holder  shall  agree  not to  sell  publicly  any  shares  of  Registrable
Securities or any other shares of Common Stock (other than shares of Registrable
Securities or other shares of Common Stock being  registered in such  offering), without the consent of such  underwriters,  for a period following the effective date of the  Registration  Statement  relating to such offering to be reasonably determined by the underwriters not to exceed 180 days, provided that the Company shall use  commercially  reasonable  efforts  to limit  such  period to 90 days;
provided, however, that all persons entitled to registration rights with respect to shares  of Common  Stock who are not  parties  to this  Agreement,  all other
Persons  selling  shares  of Common  Stock in such  offering  and all  executive officers  and  directors  of the  Company  shall  also have  agreed  not to sell publicly  their  Common  Stock for a like  period  under the  circumstances  and pursuant to the terms set forth in this Section 2.10.

     In  order to  enforce  the  foregoing  covenant,  the  Company  may  impose stop-transfer  instructions  with respect to the Registrable  Securities of each
Holder  (and the  shares or  securities  of every  other  person  subject to the foregoing  restriction)  until the end of such  period,  and each Holder  agrees that,  if so  requested,  such  Holder  will  execute an  agreement  in the form provided by the underwriter  containing  terms which are essentially  consistent with the provisions of this Section 2.10.

     Notwithstanding  the foregoing,  the obligations  described in this Section
2.10 shall not apply to  registrations  pursuant to  registration  statements on
Forms S-4 and S-8, or similar or successor  Forms, or registrations in which the only stock being  registered is Common Stock  issuable  upon  conversion of debt securities which are also being registered.

     Section  2.11.  Termination  of  Registration  Rights.  No Holder  shall be entitled to exercise  any right  provided in this  Agreement  after such time as
Rule 144 or another similar  exemption under the Securities Act is available for the  public  sale  of all of  such  Holder's  Registrable  Securities  during  a three-month  period without  registration and without other  restrictions  other than as set forth in paragraphs (f) and (g) of Rule 144.

                                   ARTICLE III

                                  Miscellaneous
                                  -------------

     Section  3.01.   Notices.   All  notices,   requests,   demands  and  other
communications to any party or given under this Agreement will be in writing and delivered personally, by overnight delivery or courier, by registered mail or by telecopier  (with  confirmation  received)  to the  parties  at the  address  or telecopy number  specified for such parties on the signature pages hereto (or at such other address or telecopy  number as may be specified by a party in writing given at least five business days prior thereto). All notices, requests, demands and other communications will be deemed delivered when actually received.

     Section 3.02.  Counterparts . This Agreement may be executed simultaneously in one or  more  counterparts,  and by  different  parties  hereto  in  separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

     Section 3.03.  Modification  or Amendment of Agreement . This Agreement may
not be modified or amended  except by an instrument in writing signed by (a) the
Company,  and (b)  Holders  holding  at  least  a  majority  of the  Registrable
Securities;  provided,  however,  that any  modification  or  amendment  of this
Agreement which  materially and adversely  affects an Investor in a manner which is materially worse than the affect on any other Investor shall not be effective without the consent of such Investor and;  provided,  further,  however,  that a
Holder may waive any or all of such Holder's rights hereunder  without obtaining the consent of the Company or any other Holder.

     Section 3.04.  Successors and Assigns . This Agreement will be binding upon and inures to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

     Section  3.05.  Governing  Law . This  Agreement  will be governed  by, and construed in accordance  with,  the laws of the state of Delaware  applicable to contracts  executed in and to be performed  entirely within that state,  without reference to conflicts of laws provisions.

     Section 3.06.  Integration . This Agreement  contains and  constitutes  the entire  agreement of the parties with respect to the subject  matter  hereof and supersedes  all  prior  negotiations,  agreements  and  understandings,  whether written or oral, of the parties hereto.

     Section  3.07.  Severability  . If any  term  or  other  provision  of this
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public  policy,  all other  conditions  and provisions of this Agreement will nevertheless  remain in full force and effect.  Upon such determination that any term or other provision is invalid,  illegal or incapable of being enforced, the parties  hereto will  negotiate in good faith to modify this  Agreement so as to effect  the  original  intent  of the  parties  as  closely  as  possible  in an acceptable  manner  to the end that the  transactions  contemplated  hereby  are fulfilled to the extent possible.

     Section 3.08. Interpretation . As used in this Agreement, references to the singular will include the plural and vice versa and  references to the masculine gender  will  include  the  feminine  and  neuter  genders  and vice  versa,  as appropriate. Unless otherwise expressly provided in this Agreement (a) the words
"hereof", "herein" and "hereunder" and words of similar import when used in this
Agreement  will  refer to this  Agreement  as a whole and not to any  particular provision of this Agreement and (b) article, section,  subsection,  schedule and exhibit  references  are  references  with  respect  to  this  Agreement  unless otherwise specified. Unless the context otherwise requires, the term "including"
will mean  "including,  without  limitation." The headings in this Agreement are included for  convenience  of reference  only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 3.09.  Ambiguities . This  Agreement was  negotiated  between legal counsel  for the  parties  and any  ambiguity  in this  Agreement  shall  not be construed against the party who drafted this Agreement.

     Section  3.10.  Further  Assurances  . In  order  to  (a)  carry  out  more effectively the purposes of this  Agreement,  (b) enable the parties to exercise and enforce their rights and remedies  hereunder,  promptly upon the  reasonable request by any party hereto, the Company and the Holders (with the expenses paid by the party  responsible as provided in this  Agreement)  shall (i) correct any defect or error that may be  discovered in this  Agreement or in the  execution, delivery,  acknowledgment  or  recordation  of this  Agreement and (ii) execute, acknowledge,  deliver, record, file and register, any and all such further acts,
conveyances,   assignments,  notices  of  assignment,  transfers,  certificates, assurances and other  instruments,  in each case, as such  requesting  party may require from time to time.

     Section 3.11. No Third-Party  Rights . This Agreement is not intended,  and will not be  construed,  to create  any  rights in any  parties  other  than the
Company  and the  Holders,  and no Person may  assert any rights as  third-party beneficiary hereunder, except as provided in Section 2.07.

     Section  3.12.  No  Waiver;  Remedies . No failure or delay by any party in exercising any right,  power or privilege under this Agreement will operate as a waiver of the right,  power or  privilege.  A single or partial  exercise of any right, power or privilege will not preclude any other or further exercise of the right,  power  or  privilege  or the  exercise  of any  other  right,  power  or privilege.

     Section  3.13.  Submission  to  Jurisdiction  . Each of the Company and the
Holders hereby (a) agrees that any action, lawsuit or proceeding with respect to this  Agreement  may be brought in the courts of the State of New York or of the
United States of America for the Southern  District of New York, (b) accepts for itself  and in respect  of its  property,  generally  and  unconditionally,  the non-exclusive jurisdiction of such courts, (c) irrevocably waives any objection, including,  without limitation, any objection to the laying of venue or based on the grounds of forum non  conveniens,  which it may now or hereafter have to the bringing of any action,  lawsuit or proceeding in those  jurisdictions,  and (d)
irrevocably  consents to the service of process of any of the courts referred to above in any  action,  lawsuit  or  proceeding  by the  mailing of copies of the process to the parties hereto as provided in Section 3.01.  Service  effected as provided  in this  manner  will become  effective  ten  calendar  days after the mailing of the process.

     Section  3.14.  Waiver of Jury Trial . Each of the  Company and the Holders
hereby waives any right to a trial by jury in any action,  lawsuit or proceeding to  enforce  or  defend  any  right  under  this  Agreement  or  any  amendment, instrument,  document or agreement  delivered  or to be delivered in  connection with this  Agreement and agrees that any action,  lawsuit or proceeding  will be tried before a court and not before a jury.

     In witness whereof,  the parties have executed and delivered this Agreement as of the date first written above.

COMPANY:
-------

                                           PROGRESSIVE SOFTWARE HOLDING, INC.
Address for Notices:
-------------------
6836 Morrison Blvd.
Charlotte, NC
Att: Chief Executive Officer               By:/s/ William A. Beebe
Facsimile No.  704-295-7001                   ---------------------------------
                                              Name:William A. Beebe
                                              Title:Treasurer

HOLDERS:
-------

                                           ARK CLO 2000-1 LIMITED
Address for Notices:
-------------------
c/o Patriarch Partners, LLC
40 Wall Street
New York, New York  10005                  By:/s/ Lynn Tilton
Att:  Ms. Lynn Tilton                         ----------------------------------
Phone:            212-825-0550                   Name:  Lynn Tilton
Facsimile No.:212-825-                           Title:

                                           MASSACHUSETTS MUTUAL LIFE
                                           INSURANCE COMPANY,
                                           By: David L. Babson & Company Inc.
                                               as Investment Adviser
Address for Notices:
c/o David L. Babson & Company
1500 Main Street, Suite 2800
Springfield, MA  01115                     By:/s/ Richard C. Morrison
Facsimile No.:_______________                 ---------------------------------
                                                 Name:Richard C. Morrison
                                                 Title:Managing Director

                                           MassMutual Corporate Investors
Address for Notices:
c/o David L. Babson & Company
1500 Main Street, Suite 2800
Springfield, MA  01115                     By:/s/ Richard C. Morrison
Facsimile No.:_______________                 ---------------------------------
                                                 Name:Richard C. Morrison
                                                 Title:Vice President

                                        The  foregoing  is executed on behalf of
                                        MassMutual  Corporate  Investors,
                                        organized under a  Declaration of Trust,
                                        dated  September  13, 1985,  as amended
                                        from time to time. The obligations of
                                        such Trust are Not personally binding
                                        upon,  nor shall  resort  be had To the
                                        property  of,  any of the Trustees,
                                        shareholders, officers, employees or
                                        agents of such Trust, but the Trust's
                                        property only shall be bound.

                                           Mass Mutual Participation Investors
Address for Notices:
c/o David L. Babson & Company
1500 Main Street, Suite 2800
Springfield, MA  01115                     By:/s/ Richard C. Morrison
Facsimile No.:_______________                 ---------------------------------
                                                 Name:Richard C. Morrison
                                                 Title:Vice President

                                        The  foregoing  is  executed  on  behalf
                                        of  MassMutual Participation  Investors,
                                        organized under a  Declaration of Trust,
                                        dated  April 7, 1988,  as  amended  from
                                        time to time. The  obligations  of such
                                        Trust  are not binding  upon,  nor shall
                                        resort be had to the property of, any of
                                        the  Trustees, shareholders,  officers,
                                        employees  or agents  of such  Trust
                                        individually, but the Trust's assets and
                                        property only shall be bound.

                                           MassMutual Corporate Value Partners
                                           Limited
                                           By: David L. Babson & Company Inc.
                                               under Delegated authority from
                                               Massachusetts Mutual Life
                                               Insurance Company as Investment
                                               Manager,
Address for Notices:
c/o David L. Babson & Company
1500 Main Street, Suite 2800
Springfield, MA  01115                     By:/s/ Richard C. Morrison
Facsimile No.:_______________                 ---------------------------------
                                                 Name:Richard C. Morrison
                                                 Title:Managing Director

                                   SCHEDULE A
                                       to
                          REGISTRATION RIGHTS AGREEMENT

                                    Holders
                                    -------